FOR IMMEDIATE RELEASE

CatchMark Completes $100.7 Million Carolinas Midlands III Acquisition of Prime South Carolina Timberlands
Acquires 51,700 Acres from Forest Investment Associates

ATLANTA - June 16, 2016 - CatchMark Timber Trust, Inc. (NYSE: CTT) today closed on its single, largest timberlands purchase since its listing on the NYSE–the acquisition of 51,700 acres of prime timberlands in South Carolina for $100.7 million, excluding closing costs, in an off-market transaction from funds managed by Forest Investment Associates. The acquisition of the Carolinas Midlands III timberlands expands the company’s total acreage in the U.S. South to 480,400 acres and adds approximately 2.1 million tons to CatchMark’s merchantable inventory and 250,000 to 300,000 tons (4.8 to 5.8 tons per acre) per year to CatchMark’s harvest over the next decade.
Jerry Barag, CatchMark’s President and CEO, said: “Carolinas Midlands III meets all the desirable attributes we seek in timberlands purchases to support our value proposition for assembling the highest quality holdings in the industry-location near high quality mill markets with a significant customer base, higher than average merchantable inventory to provide immediate cash flow to support distributions to our shareholders, and higher than average productivity per acre to secure durable earnings over long-term holds.”
Carolinas Midlands III timberlands also increase CatchMark’s acreage in North Carolina and South Carolina from 17,600 to 69,300 acres, providing synergies in pricing power, haul distances, management and land sales.
The transaction was financed through CatchMark's multi-draw term loan.

.About CatchMark
Headquartered in Atlanta, CatchMark Timber Trust, Inc. is a self-administered and self-managed publicly traded REIT that began operations in 2007 and owns interests in approximately 428,700 acres* of timberland located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. Listed on the NYSE (CTT), CatchMark provides institutions and individuals an opportunity to invest in a public company focused exclusively on timberland ownership with an objective of producing stockholder returns from sustainably recurring harvests. For more information, visit www.catchmark.com. From time to time, CatchMark releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts regarding new postings. Enrollment information is found in the “Investors Relations” section of www.catchmark.com.
* As of March 31, 2016.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, that harvest volumes will increase, that higher than average merchantable inventory will provide immediate cash flow to support distributions to our shareholders, and that higher than average productivity per acre will secure durable earnings over long-term holds. Readers of this press release should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this press release. Factors that could cause or contribute to such differences include, but are not limited to: (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (iv) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (v) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vi) we may not be able to access external sources of capital at attractive rates or at all; (vii) potential increases in interest rates could have a negative impact on our business; and (viii) the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the heading “Risk Factors” and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

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Contacts
Investors:                                                                  Media:
Brian Davis                                                             Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794                                                       (203) 268-0158
info@catchmark.com                                            marybeth@millerryanllc.com